			EXHIBIT (11.1)
			Page 1 of 4
				     Southwest Airlines Co.
			       Computation of Earnings Per Share
			For the Three Months Ended September 30, 1995

									                                                           	Fully
                                           							Primary            Diluted

Weighted average shares outstanding                 143,791,540        143,791,540

Shares issuable upon exercise of outstanding
  stock options (treasury stock method)               7,855,352          7,856,359


Weighted average common and common
  equivalent shares                                 151,646,892        151,647,899


Earnings for per share computations                 $67,717,000        $67,717,000


Earnings per common and common equivalent share         $0.45           $0.45


			EXHIBIT (11.1)
			Page 2 of 4

					    Southwest Airlines Co.
				      Computation of Earnings Per Share
			       For the Three Months Ended September 30, 1994


									                                                      		Fully
                                          							Primary         Diluted
Weighted average shares outstanding             143,110,112       143,110,112

Shares issuable upon exercise of outstanding
  stock options (treasury stock method)           4,209,683          4,209,683


Weighted average common and common
  equivalent shares                             147,319,795        147,319,795


Earnings for per share computations             $58,619,000        $58,619,000


Earnings per common and common equivalent          $0.40            $0.40
share

			EXHIBIT (11.1)
			Page 3 of 4

					   Southwest Airlines Co.
				   Computation of Earnings Per Share
			    For the Nine Months Ended September 30, 1995


									                                                        		Fully
                                           							Primary          Diluted
Equivalent shares outstanding at March 31,1995      146,532,231    146,532,231

Equivalent shares outstanding at June 30, 1995      147,347,541    147,466,666

Equivalent shares outstanding at
September 30, 1995                                  151,646,892    151,647,899


Total shares outstanding                            445,526,664    445,646,796


Average number of equivalent shares outstanding     148,508,888    148,548,932

Earnings for per share computations                $139,267,000   $139,267,000

Earnings per common and common equivalent share           $0.94        $0.94


			EXHIBIT (11.1)
			Page 4 of 4

					Southwest Airlines Co.
				  Computation of Earnings Per Share
			     For the Nine Months Ended September 30, 1994

									                                                            		Fully
                                        							      Primary           Diluted
Equivalent shares outstanding at March 31, 1994      147,600,272   147,601,742

Equivalent shares outstanding at June 30, 1994       147,374,478   147,374,478

Equivalent shares outstanding at September 30,1994   147,319,795   147,319,795

Total shares outstanding                             442,294,545   442,296,015

Average number of equivalent shares outstanding      147,431,515   147,432,005

Earnings for per share computations                 $158,988,000   $158,988,000

Earnings per common and common equivalent share          $1.08        $1.08